UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 24, 2002

AUTEO MEDIA, INC.
(Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	0-27229 (Commission File Number)	88-0409163 (IRS Employer Identification No.)

4181 Norfolk Avenue, Burnaby, British Columbia Canada V6C 3A6
(Address of principal executive offices and Zip Code)

604.682.3757
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Item 4. Change In Registrant's Certifying Accountant

On August 26, 2002, Auteo Media, Inc. (the "Corporation") filed a Current Report on Form 8-K announcing the resignation of Grant Thornton LLP ("Grant Thornton") as the Corporation's independent accountants. The Board of Directors of the Corporation has approved the engagement of Kyle L. Tingle, Chartered Accountant, ("Tingle") to replace Grant Thornton as the Corporation's independent accountant. Grant Thornton resigned as the Corporation's independent accountant on August 19, 2002, which resignation was received and accepted by the Corporation.

Item 7. Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTEO MEDIA, INC.

/s/ Donald Bell
By: Donald Bell, President,
Chief Executive Officer and Secretary

Date: October 25, 2002